EXHIBIT 99.1

Media Contact:
Casey Winger| 205.970.5912
casey.lassiter@encompasshealth.com

Investor Relations Contact:
Crissy Carlisle | 205.970.5860
crissy.carlisle@encompasshealth.com

Encompass Health Appoints Barbara A. Jacobsmeyer as CEO of Home Health and Hospice Business

BIRMINGHAM, Ala., - June 21, 2021 – Encompass Health Corp. (NYSE: EHC) today announced that Barbara A. Jacobsmeyer, President, Inpatient Hospitals, has been appointed as Chief Executive Officer of Home Health and Hospice, effective immediately. She succeeds April K. Anthony, whose previously announced departure was effective on June 18, 2021.

“Barb is a proven leader with extensive healthcare operating experience,” said Mark J. Tarr, President and Chief Executive Officer of Encompass Health. “Supported by an award-winning culture and innovative technologies, the home health and hospice business is poised for continued success. We are confident that Barb is the right person to lead this business going forward.”

“It’s an honor to be named CEO of Home Health and Hospice,” said Ms. Jacobsmeyer. “I look forward to building on our strong foundation developed by April and her broad and deep team. We will continue to provide high-quality, cost-effective home health care and hospice services to our patients.”

Mr. Tarr will assume Ms. Jacobsmeyer’s responsibilities in the inpatient hospitals business until further notice. Ms. Jacobsmeyer will continue to report to Mr. Tarr.

The Encompass Health board of director’s review of strategic alternatives for the home health and hospice business, announced on Dec. 9, 2020, is well underway. Encompass Health expects to provide an update on the status of this process in connection with its second quarter earnings release in late July 2021.

About Barbara A. Jacobsmeyer
Ms. Jacobsmeyer was named Executive Vice President of Operations, now titled as President, Inpatient Hospitals, on December 29, 2016. She joined Encompass Health, formerly HealthSouth, in 2007, serving as President of HealthSouth’s central region from 2012-2016 and as Chief Executive Officer of the Rehabilitation Hospital of St. Louis, a partnership of BJC HealthCare and HealthSouth, from 2007-2012. Prior to joining HealthSouth, Ms. Jacobsmeyer served as Chief Operating Officer for Des Peres Hospital in St. Louis, MO.

She received her bachelor’s degree in physical therapy from St. Louis University and her master’s degree in health services management from Webster University.

About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility–based and home–based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 140 hospitals, 250 home health locations, and 94 hospice locations in 42 states and Puerto Rico, the Company provides high–quality, cost-effective integrated healthcare. Encompass Health is ranked as one of Fortune’s 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.

Forward Looking Statements
Statements contained in this press release which are not historical facts, such as those relating to management succession, the ongoing strategic review and its impact on Encompass Health’s business and stockholder value, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements involve substantial risks and uncertainties about Encompass Health’s exploration of strategic alternatives for its home health and hospice business, including the potential benefits and timing thereof, and about the prospects and potential opportunities for its home health and hospice business after the review and management succession. Such risks and uncertainties include, but are not limited to, the possibility that Encompass Health may not be able to realize higher values for its home health and hospice business through strategic transactions and therefore retains its current corporate and business structure; the possibility that Encompass Health may decide not to undertake a transaction following the review of strategic alternatives or that it is not able to consummate any proposed transactions resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to Encompass Health’s business resulting from the review of strategic alternatives or the undertaking of any transactions following the review; Encompass Health’s ability to attract and retain key management personnel; any potential adverse effects on Encompass Health’s stock price resulting from the announcement of management changes or the strategic review or the results thereof, and, with regard to the prospects and potential opportunities for, and Encompass Health’s ability to enhance the value of, its home health and hospice business, the uncertainties and variables inherent in business operating and financial performance, including, among other things, competitive and regulatory developments and general economic, political, business, industry, regulatory and market conditions. Additional risks and uncertainties are set forth in Encompass Health’s Form 10-K for the fiscal year ended December 31, 2020 and the Form 10-Q for the quarter ended March 31, 2021, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control and may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein.

As such, you are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this press release, and a potential transaction and its effects as contemplated in this press release may differ materially from those anticipated in these forward-looking statements.